UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

AULTRA GOLD INC.
(Exact name of registrant as specified in its charter)

Nevada	333-126748	98-0448154
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

  120 North 5 th Street
JACKSONVILLE, OR 97530
(Address of principal executive offices)

(Registrant's telephone number, including area code): (541) 899-1915

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2008 Stock Option Plan

On May 6, 2008, the Board of Directors of Aultra Gold, Inc. (the "Company"), approved a 2008 Stock Option Plan which provides  up to 10,000,000 common shares be made available to certain individuals as an incentive.  The plan has a vesting period of 36 months.  A complete copy of the approved plan is attached.

As part of this plan the Board granted 6,500,000 options at the then market price of $.14 per share.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.7	2008 Incentive Stock Plan. *

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aultra Gold, Inc.

Dated: May 21, 2008	By:	/s/ Rauno Perttu Name: Rauno Perttu Title: President and Chief Executive Officer